Exhibit 99.1

For investor information contact:

Heidi Flannery, Investor Relations

(510) 743-1718

investor@volterra.com

Volterra Reports Record First Quarter Revenue and Income

FREMONT, Calif., Apr. 26, 2010 (GLOBE NEWSWIRE) — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its first quarter ended March 31, 2010.

Net revenue for the first quarter of 2010 was $36.3 million, a 99% increase from $18.3 million in the first quarter of 2009, and a 6% increase from $34.2 million in the fourth quarter of 2009. GAAP net income was $7.7 million, or $0.30 per share (diluted), as compared to a net loss of $0.5 million, or $(0.02) per share (diluted) in the first quarter of 2009, and a 10% increase from $7.0 million, or $0.28 per share (diluted), in the fourth quarter of 2009.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $8.9 million, or $0.35 per share (diluted), for the first quarter of 2010, a 1319% increase from $0.6 million, or $0.03 per share (diluted), in the first quarter of 2009, and a 6% increase from $8.4 million, or $0.34 per share (diluted), in the fourth quarter of 2009.

“We are delighted to have delivered another record quarter of revenue and profits,” said Volterra President and CEO Jeff Staszak. “We continue to see strong performance across our server, notebook, and communications businesses.”

Earnings Conference Call

Volterra will be conducting a conference call today at 5:30 p.m. (EST). To access the conference call, investors can dial (800) 762-8908 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (480) 248-5081. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on Monday, May 3, 2010. To access the replay, investors should dial (800) 406-7325 or (303) 590-3030 and enter access code 4283863#. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com until midnight on Monday, May 24, 2010.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

* it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

* it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

* it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

* it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward-looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or income tax expenses or other special items without unreasonable effort.

Forward-Looking Statements:

This press release regarding financial results for the quarter ended March 31, 2010 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on March 3, 2010. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Net revenue	$36,293	$18,275
Cost of revenue *	13,982	8,103

Gross margin	22,311	10,172

Operating expenses:
Research and development *	7,337	5,952
Selling, general and administrative *	5,659	4,122
Litigation **	1,535	650

Total operating expenses	14,531	10,724

Income (loss) from operations	7,780	(552)
Interest and other income	6	76
Interest and other expense	(11)	(27)

Income (loss) before income taxes	7,775	(503)
Income tax expense	111	16

Net (loss) income	7,664	(519)

Net income (loss) per share:
Basic	$0.32	$(0.02)

Diluted	$0.30	$(0.02)

Weighted average shares outstanding:
Basic	23,609	22,930

Diluted	25,648	22,930

* Includes stock-based compensation expense as follows:

Cost of revenue	$148	$67
Research and development	676	574
Selling, general, and administrative	590	516

Total stock-based compensation expense	$1,414	$1,157

**	Litigation expenses were previously included in Selling, general and administrative expenses.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

SEPARATE PRESENTATION OF LITIGATION AND SALES, GENERAL AND ADMINISTRATIVE EXPENSE

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2010	March 31, 2009
GAAP
Selling, general and administrative with litigation	$7,194	$4,772
Litigation *	1,535	650

Selling, general and administrative without litigation	$5,659	$4,122

	March 31, 2010	March 31, 2009
Non-GAAP (excluding effect of stock-based compensation)
Selling, general and administrative with litigation	$6,604	$4,256
Litigation *	1,535	650

Selling, general and administrative without litigation	$5,069	$3,606

*	Litigation expenses were previously included in Selling, general and administrative expenses.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31, 2010
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$22,311	$(148)	$22,459
Gross margin %	61.5%	-0.4%	61.9%

Operating expenses:
Research and development	$7,337	$676	$6,661
Selling, general and administrative	5,659	590	5,069
Litigation	1,535	—	1,535

Total operating expenses	$14,531	$1,266	$13,265

Income from operations	$7,780	$(1,414)	$9,194
Operating margin %	21.4%	-3.9%	25.3%

Annual effective tax rate	1.4%	-1.6%	3.0%
Income tax expense	$111	$161	$272

Net income	$7,664	$(1,253)	$8,917
Diluted net income per share	$0.30	$(0.05)	$0.35

	Three Months Ended March 31, 2009
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$10,172	$(67)	$10,239
Gross margin %	55.7%	-0.3%	56.0%

Operating expenses:
Research and development	$5,952	$574	$5,378
Selling, general and administrative	4,122	516	3,606
Litigation *	650	—	650

Total operating expenses	$10,724	$1,090	$9,634

Income from operations	$(552)	$(1,157)	$605
Operating margin %	-3.0%	-6.3%	3.3%

Annual effective tax rate	3.2%	-0.7%	3.9%
Income tax expense	$16	$10	$26

Net income	$(519)	$(1,147)	$628
Diluted net income per share	$(0.02)	$(0.05)	$0.03

*	Litigation expenses were previously included in Selling, general and administrative expenses.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2010	December 31, 2009
	(Unaudited)	(Audited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$87,705	$73,776
Accounts receivable, net	14,665	15,534
Inventory	11,212	10,284
Prepaid expenses and other current assets	2,216	1,829

Total current assets	115,798	101,423
Property and equipment, net	5,038	4,656
Other assets	458	363

Total assets	$121,294	$106,442

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,824	$3,591
Accrued liabilities	8,190	9,506

Total current liabilities	13,014	13,097

Lease incentives	384	445
Other long-term liabilities	1,221	1,097

Total liabilities	14,619	14,639
Commitments and contingencies
Stockholders’ equity:
Common stock	26	26
Additional paid-in capital	122,243	115,035
Retained earnings (losses)	1,786	(5,878)
Treasury Stock	(17,380)	(17,380)

Total stockholders’ equity	106,675	91,803

Total liabilities and stockholders’ equity	$121,294	$106,442